UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2018
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Perrigo Company plc

(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2018, the Board of Directors (the “Board”) of Perrigo Company plc (the “Company”) approved the appointment of Mr. Ronald L. Winowiecki as Chief Financial Officer, effective immediately. The Board had previously appointed Mr. Winowiecki as acting Chief Financial Officer of the Company effective February 27, 2017. In connection with his appointment as Chief Financial Officer, the Remuneration Committee of the Board approved the following changes to Mr. Winowiecki’s compensation.

Mr. Winowiecki will receive an annual salary of $625,000. In addition, Mr. Winowiecki will continue to participate in the Company’s Annual Incentive Plan (also known as the Management Incentive Bonus “MIB” Plan), with a 2018 target award of 80% of his base salary. Mr. Winowiecki also will continue to participate in the Company’s Long-Term Incentive Plan, receiving a 2018 grant of performance-based restricted stock units and stock options with a total grant date value of $1,500,000.

Mr. Winowiecki will continue to participate in the Company’s executive severance plan, as described in the Company’s Current Report on Form 8-K/A filed on July 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Todd W. Kingma
Dated:	February 20, 2018		Todd W. Kingma
Executive Vice President, General Counsel and Secretary